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                                                                      EXHIBIT 21


                                SUBSIDIARIES OF SOUND REVOLUTION INC.

The following is a list of all of the subsidiaries of Sound Revolution Inc.:


---------------------------------- ------------------------------- -----------------------------------------
                                                                   NAMES UNDER WHICH THE SUBSIDIARY DOES
NAME                               JURISDICTION OF INCORPORATION   BUSINESS
---------------------------------- ------------------------------- -----------------------------------------
Sound Revolution Recordings Inc.    British Columbia, Canada       Sound Revolution Recordings Inc.

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